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                                                                      Exhibit 11

[LOGO] Fleet

Jeff Burke
Principal, Equity Financial Products
Phone: 415-676-2876
Fax: 415-693-3223
________________________________________________________________________________
Robert M. Stemmler                                                 June 27, 2001
c/o Impco Technologies, Inc.
16804 Gridley Place
Cerritos, CA 90703-1741
Fax: 562-924-8069

Dear Mr. Stemmler:

The following sets out the economic terms of the derivative transaction you executed with Fleet National Bank. A legal confirmation governed by the ISDA Master Agreement and setting out the final terms of this transaction will be provided subsequent to execution. The confirmation shall supersede this document upon its execution

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 Party A                                   Fleet National Bank
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 Party B                                   Robert M. Stemmler
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 Contract Name                             Variable Liquidity Contract
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 Reference Equity                          Common shares of IMPCO Technologies, Ticker "IMCO"
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 Reference Shares                          56,929
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 Initial Reference Price                   $32.5514
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 Option Notional                           $1,853,118.65
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 Lower Strike                              $32.5514
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 Upper Strike                              $40.6893
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 Initial Liquidity (Prepayment Amount)     $1,564,588.08
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 Trade Date                                June 21, 2001
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 Start Date                                June 27, 2001
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 Initial Liquidity Payment Date            Three business days following the Start Date
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 Valuation Dates                           Each of the five (5) consecutive business days prior to, and including, the Final
                                           Maturity Date
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 Valuation Price                           Shall be based upon the NASDAQ closing offer price at the close of trading of the primary trading session for the Reference Equity on each of the Valuation Dates
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 Final Maturity Date                       January 15, 2004
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 Final VLC Settlement                      .  If the Valuation Price is less than or equal to the Lower Strike, Party B shall deliver:
                                                  (1)* (the Reference Shares)
                                           .  If the Valuation Price is between the Lower Strike and the Upper Strike, Party B shall deliver:
                                                  (Lower Strike/ Valuation Price) * Reference Shares
                                           .  If the Valuation Price is greater than or equal to the Upper Strike, Party B shall deliver:
                                                  ((Valuation Price - Upper Strike + Lower Strike/ Valuation Price) * Reference
                                                  Shares
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 Settlement Date                           The Final VLC Settlement shares shall be delivered three business days after the Final
                                           Maturity Date.
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 Collateral                                Party A shall hold 100% of the Reference Shares as collateral for this transaction
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Collateral Substitution                    Under certain circumstances, Party B may substitute approved form of collateral for the
                                           Reference Shares.
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Rehypothecation                            Party A, may, from time to time, rehypothecate the Reference Shares-
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

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
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 Borrow Termination                        If the rebate rate associated with Party A borrowing shares of the Reference Equity falls to zero or if shares of the Reference Equity become unavailable for borrow through security lending intermediaries, Party A reserves the right to terminate the transaction
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 Representations                           Party B represents on Trade Date that it is not in possession of any material non-public information concerning the Issuer; provided that, if Party B comes into possession or anticipates coming into possession of any material non-public information on the Trade
                                           Date, Party B shall immediately inform Party A of such anticipated or actual receipt of such information. "Material" information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Issuer
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 Consequences of Merger Events             Share for Share: Alternative Obligation with Calculation Agent adjustment
                                           Share for Other: Cancellation and Payment
                                           Share for Combined: Cancellation and Payment
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 Potential Adjustment Events               In addition to ISDA standard events, dividends, certain distributions or entitlements granted by the Issuer and potentially any shareholder rights such as poison pills.
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 Events of Default, Termination            At anytime during the transaction, the occurrence of any of the standard ISDA events or
 Events and Additional Termination         the breach of certain net worth trigger or borrow termination.
 Events
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 Calculation Agent                         Party A
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 Tax, Legal, and Regulatory                Party B has consulted with appropriate counsel and is not depending on Party A for Tax,
                                           Legal, and Regulatory advice.
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

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